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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90054) pertaining to the MigraTEC, Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 333-89291) pertaining to MigraTEC's Stock Options to Officers and Directors, and in the Registration Statement (Form S-8 No. 333-74309) pertaining to the MigraTEC Stock Option Plan and Work for Hire Agreement of our report dated March 18, 2003, with respect to the consolidated financial statements of MigraTEC, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.

                                              /s/ ERNST & YOUNG LLP
                                              --------------------------------
                                              ERNST & YOUNG LLP


Dallas, Texas
March 24, 2003